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                                                                  Rule 424(b)(3)
                                                     Registration No. 333-112274

            ADDENDUM TO PROSPECTUS SUPPLEMENT DATED FEBRUARY 27, 2004

                                                       Dated: December 1, 2004

                                 STATE OF ISRAEL
                        FOURTH VARIABLE RATE LIBOR NOTES

Initial Interest Rate for Notes purchased during December 2004 is 3.225%. This interest rate was calculated as follows:

Applicable LIBOR      +     Number of basis points         =    Initial Rate
for December 2004           set by State of Israel
                            at beginning of monthly
                            sales period\

2.625%                +     60 BASIS POINTS                =    3.225%

Applicable LIBOR is then adjusted January 1 and July 1.

Notes purchased in January 2005 will receive the rate and spread in effect for that sales period.